EXHIBIT B

AGREEMENT RELATING TO JOINT FILING OF SCHEDULE 13D

     The undersigned hereby agree that a joint statement on Schedule 13D be filed on behalf of all of the undersigned with respect to the securities of Stillwater Mining Company.

Date: July 7, 2003	MMC NORILSK NICKEL

By: /s/ Mikhail Prokhorov Name: Mikhail Prokhorov Title: General Director

NORILSK HOLDING SA

By: /s/ Dmitry Razumov Name: Dmitry Razumov Title: Attorney-in-Fact

NN METAL HOLDINGS SA

By: /s/ Dmitry Razumov Name: Dmitry Razumov Title: Attorney-in-Fact

NORIMET LIMITED

By: /s/ Mikhail Prokhorov Name: Mikhail Prokhorov Title: Attorney-in-Fact

VLADIMIR O. POTANIN

By: /s/ Vladimir Potanin

MIKHAIL D. PROKHOROV

By: /s/ Mikhail Prokhorov